================================================================================

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED



                                  $40,000,000



                     7.71% Senior Notes due March 31, 2007



                               ----------------

                            NOTE PURCHASE AGREEMENT

                               ----------------



                           Dated as of March 27, 1997


================================================================================

                               TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1.   AUTHORIZATION OF NOTES.................................................   1

2.   SALE AND PURCHASE OF NOTES.............................................   1

3.   CLOSING................................................................   2

4.   CONDITIONS TO CLOSING..................................................   2
     4.1.   Representations and Warranties..................................   2
     4.2.   Performance; No Default.........................................   2
     4.3.   Compliance Certificates.........................................   3
     4.4.   Opinions of Counsel.............................................   3
     4.5.   Purchase Permitted By Applicable Law, etc.......................   3
     4.6.   Sale of Other Notes.............................................   3
     4.7.   Payment of Special Counsel Fees.................................   4
     4.8.   Private Placement Number........................................   4
     4.9.   Changes in Corporate Structure..................................   4
     4.10.  New Credit Agreement............................................   4
     4.11.  Proceedings and Documents.......................................   4

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................   4
     5.1.   Organization; Power and Authority...............................   4
     5.2.   Authorization, etc..............................................   5
     5.3.   Disclosure......................................................   5
     5.4.   Organization and Ownership of Shares of Subsidiaries; Affiliates   6
     5.5.   Financial Statements............................................   6
     5.6.   Compliance with Laws, Other Instruments, etc....................   7
     5.7.   Governmental Authorizations, etc................................   7
     5.8.   Litigation; Observance of Agreements, Statutes and Orders.......   7
     5.9.   Taxes...........................................................   7
     5.10.  Title to Property; Leases.......................................   8
     5.11.  Licenses, Permits, etc..........................................   8
     5.12.  Compliance with ERISA...........................................   8
     5.13.  Private Offering by the Company.................................   9
     5.14.  Use of Proceeds; Margin Regulations.............................  10
     5.15.  Existing Indebtedness; Future Liens.............................  10
     5.16.  Foreign Assets Control Regulations, etc.........................  11

     5.17.  Status under Certain Statutes..................................   11
     5.18.  Environmental Matters..........................................   11

6.   REPRESENTATIONS OF THE PURCHASER......................................   12
     6.1.   Purchase for Investment........................................   12
     6.2.   Source of Funds................................................   12

7.   INFORMATION AS TO COMPANY.............................................   13
     7.1.   Financial and Business Information.............................   13
     7.2.   Officer's Certificate..........................................   16
     7.3.   Inspection.....................................................   17
     7.4.   Maintenance of Records.........................................   18

8.   PREPAYMENT OF THE NOTES...............................................   18
     8.1.   Required Prepayments...........................................   18
     8.2.   Optional Prepayments with Make-Whole Amount....................   19
     8.3.   Allocation of Partial Prepayments..............................   20
     8.4.   Maturity; Surrender, etc.......................................   20
     8.5.   Purchase of Notes..............................................   20
     8.6.   Make-Whole Amount; Modified Make-Whole Amount..................   21

9.   AFFIRMATIVE COVENANTS.................................................   22
     9.1.   Compliance with Law............................................   22
     9.2.   Insurance......................................................   23
     9.3.   Maintenance of Properties......................................   23
     9.4.   Payment of Taxes and Claims....................................   23
     9.5.   Corporate Existence, etc.......................................   23

10.  NEGATIVE COVENANTS....................................................   24
     10.1.  Transactions with Affiliates...................................   24
     10.2.  Merger, Consolidation, etc.....................................   24
     10.3.  Sale of Assets.................................................   25
     10.4.  Liens..........................................................   26
     10.5.  Negative Pledges...............................................   27
     10.6.  Indebtedness...................................................   27
     10.7.  Indebtedness and Preferred Stock of Subsidiaries...............   28
     10.8.  Interest Coverage..............................................   28
     10.9.  Fixed Charge Ratio.............................................   28
     10.10. Consolidated Net Worth.........................................   28
     10.11. Restricted Payments............................................   29
     10.12. No Limitations on Subsidiaries.................................   29
     10.13. Disposition of Stock of Subsidiaries...........................   30
     10.14. Nature of Business.............................................   30

11.  EVENTS OF DEFAULT.....................................................   30

12.  REMEDIES ON DEFAULT, ETC..............................................   32
     12.1.  Acceleration...................................................   32
     12.2.  Other Remedies.................................................   33
     12.3.  Rescission.....................................................   33
     12.4.  No Waivers or Election of Remedies, Expenses, etc..............   34

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................   34
     13.1.  Registration of Notes..........................................   34
     13.2.  Transfer and Exchange of Notes.................................   34
     13.3.  Replacement of Notes...........................................   35

14.  PAYMENTS ON NOTES.....................................................   35
     14.1.  Place of Payment...............................................   35
     14.2.  Home Office Payment............................................   36

15.  EXPENSES, ETC.........................................................   36
     15.1.  Transaction Expenses...........................................   36
     15.2.  Survival.......................................................   37

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........   37

17.  AMENDMENT AND WAIVER..................................................   37
     17.1.  Requirements...................................................   37
     17.2.  Solicitation of Holders of Notes...............................   37
     17.3.  Binding Effect, etc............................................   38
     17.4.  Notes held by Company, etc.....................................   38

18.  NOTICES...............................................................   38

19.  REPRODUCTION OF DOCUMENTS.............................................   39

20.  CONFIDENTIAL INFORMATION..............................................   39

21.  SUBSTITUTION OF PURCHASER.............................................   40

22.  MISCELLANEOUS.........................................................   41
     22.1.  Successors and Assigns.........................................   41
     22.2.  Payments Due on Non-Business Days..............................   41
     22.3.  Severability...................................................   41
     22.4.  Construction...................................................   41
     22.5.  Counterparts...................................................   41
     22.6.  Governing Law..................................................   42

SCHEDULE A            --   Information Relating to Purchasers

SCHEDULE B            --   Defined Terms

SCHEDULE 4.9          --   Changes in Corporate Structure

SCHEDULE 5.3          --   Disclosure Materials

SCHEDULE 5.4          --   Organization and Ownership of Shares of Subsidiaries;
                           Affiliates

SCHEDULE 5.5          --   Financial Statements

SCHEDULE 5.8          --   Certain Litigation

SCHEDULE 5.11         --   Licenses, Permits, etc.

SCHEDULE 5.14         --   Use of Proceeds

SCHEDULE 5.15         --   Existing Indebtedness

SCHEDULE 10.4         --   Existing Liens

EXHIBIT 1             --   Form of Senior Note

EXHIBIT 4.4(a)        --   Forms of Opinion of Counsel for the Company

EXHIBIT 4.4(b)        --   Form of Opinion of Special Counsel for the Purchasers

                 FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED
                              One Franklin Plaza
                          Burlington, NJ  08016-4907
                                (609) 386-2500
                              FAX: (609) 387-2666

                     7.71% Senior Notes due March 31, 2007

                                                      Dated as of March 27, 1997


TO EACH OF THE PURCHASERS LISTED IN
        THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

        FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED, a Pennsylvania corporation (the "Company"), agrees with you as follows:

1.    AUTHORIZATION OF NOTES.

        The Company has authorized the issue and sale of $40,000,000 aggregate principal amount of its 7.71% Senior Notes due March 31, 2007 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.    SALE AND PURCHASE OF NOTES.

        Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.    CLOSING.

        The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400 Chicago, Illinois 60610 at 9:00 a.m., Chicago time, at a closing (the "Closing") on March 27, 1997 or on such other Business Day thereafter on or prior to April 15, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 001-070851 at The Chase Manhattan Bank, 380 Madison Avenue, 18th Floor, New York, New York 10017, ABA number 021-00-00-21. If at the Closing the Company shall fail to tender such Notes to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.    CONDITIONS TO CLOSING.

        Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.  Representations and Warranties.

        The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.  Performance; No Default.

        The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 through 10.14 had such Sections applied since such date.

4.3.  Compliance Certificates.

        (a)   Officer's Certificate.  The Company shall have delivered to you an
              ---------------------
      Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

        (b)   Secretary's Certificate.  The Company shall have delivered to you
              -----------------------
      a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

4.4.  Opinions of Counsel.

        You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Rosenman & Colin, counsel for the
                                    -
Company, and from Gregory Winsky, General Counsel of the Company substantially in the form set forth in Exhibits 4.4(a)(i) and (ii) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company instructs its counsel to deliver such opinions to you) and (b) from Gardner, Carton & Douglas, your special counsel in
                      -
connection with such transactions, substantially in the form set forth in
Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.  Purchase Permitted By Applicable Law, etc.

        On the date of the Closing, your purchase of Notes shall (i) be
                                                                  -
permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not
                                                                       --
violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to
     ---
any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.  Sale of Other Notes.

        Contemporaneously with the Closing, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.  Payment of Special Counsel Fees.

        Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.  Private Placement Number.

        A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.  Changes in Corporate Structure.

        Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10. New Credit Agreement.

        The Company shall have entered into the New Credit Agreement on terms reasonably satisfactory to you.

4.11. Proceedings and Documents.

        All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to you that:

5.1.  Organization; Power and Authority.

        The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.  Authorization, etc.

        This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency,
                                  -
reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of
                                 --
whether such enforceability is considered in a proceeding in equity or at law).

5.3.  Disclosure.

        The Company, through its agent, Chase Securities Inc., has delivered to you and each Other Purchaser a copy of a Confidential Private Placement Offering Memorandum, dated February 1997 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since March 31, 1996, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby. Notwithstanding the foregoing, you acknowledge, and the Company represents, that the projections furnished to you are good faith estimates of the Company based upon current information and assumptions believed by the Company to be reasonable,

5.4.  Organization and Ownership of Shares of Subsidiaries; Affiliates

        (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each
                     -
      Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than
                              --
      Subsidiaries, and (iii) of the Company's directors and senior officers.
                         ---

        (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

        (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

        (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any Subsidiary that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.  Financial Statements.

        The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.  Compliance with Laws, Other Instruments, etc.

          The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or
                                  -
constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in
                                                 --
a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute
                                     ---
or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.  Governmental Authorizations, etc.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.  Litigation; Observance of Agreements, Statutes and Orders.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.  Taxes.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate
             -
Material or (ii) the amount, applicability or validity of which is currently
             --
being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The statute of limitations for Federal income tax liabilities of the Company and its Subsidiaries has expired for all tax years up to and including the tax year ended March 31, 1993.


5.10.  Title to Property; Leases.

          The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  Licenses, Permits, etc.

          Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any Subsidiary.

5.12.  Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
       Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.  Private Offering by the Company.

          Neither the Company nor anyone acting on its behalf has offered, directly or indirectly, the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 72 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

5.14.  Use of Proceeds; Margin Regulations.

          The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1.0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1.0% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

5.15.  Existing Indebtedness; Future Liens.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date of Closing, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

5.16.  Foreign Assets Control Regulations, etc.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  Status under Certain Statutes.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.  Environmental Matters.

          Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any Subsidiary or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.     REPRESENTATIONS OF THE PURCHASER.

6.1.   Purchase for Investment.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be
--------
within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.


6.2.   Source of Funds.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c)
       and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the
                                    -                                 --
       names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)   the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

          (g) the Source is an "insurance company general account" as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTE 95-60") and as of the date of this Agreement there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-
       60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of such Purchaser.


As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.     INFORMATION AS TO COMPANY.

7.1.   Financial and Business Information

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a)   Quarterly Statements -- within 45 days after the end of each
                --------------------
       quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b)   Annual Statements -- within 90 days after the end of each fiscal
                -----------------
       year of the Company, duplicate copies of,

                (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

       setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

          (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

          (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the
       --------
       Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section (b);

          (c)   SEC and Other Reports -- promptly upon their becoming available,
                ---------------------
       one copy of (i) each financial statement, report, notice or proxy
                    -
       statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each
                               --
       registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d)   Notice of Default or Event of Default -- promptly, and in any
                -------------------------------------
       event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e)   ERISA Matters -- promptly, and in any event within 5 days after
                -------------
       a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event
              -----------------------------------
     within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other
              ---------------------
     data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any Subsidiary or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.  Officer's Certificate

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed
              -------------------
     calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.14, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the
              ----------------
     relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.  Inspection

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at
              ----------
     the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the
              -------
     expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

7.4.  Maintenance of Records.

      The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the Company's independent certified public accountants), and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

8.    PREPAYMENT OF THE NOTES

8.1.  Required Prepayments

          (a) On March 31, 2001, and on each March 31 thereafter to and including March 31, 2006, the Company will prepay $5,714,286 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at 100% of the principal amount prepaid and without payment of the Make-Whole Amount or any premium, provided that upon any partial
                                           --------
     prepayment of the Notes pursuant to Section 8.1(b) or Section 8.2 or purchase of the Notes permitted by Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

          (b) Upon the occurrence of a Change of Control Event, the Company, upon notice as provided below, shall offer to prepay the entire principal amount of the Notes at 100% of the principal amount thereof, plus the Modified Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company shall give notice of any offer to prepay the Notes to each holder of the Notes within 3 Business Days after any Responsible Officer has knowledge of a Change of Control Event. Such notice shall specify (i) the nature of the Change of Control Event, (ii) the date fixed for prepayment which, to the extent practicable, shall be not less than 30 or more than 60 calendar days after the date of such notice but in any event shall not be later than the Effective Date of the Change of Control, (iii) the estimated Effective Date of the Change of Control if it has not occurred, (iv) the interest to be paid on the prepayment date with respect to such principal amount being prepaid and (v) the date by which any holder of a Note that wishes to accept such offer must deliver notice thereof to the Company which shall not be later than 10 Business Days prior to the date fixed for prepayment. The notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Failure by a holder of Notes to respond to an offer made pursuant to this Section 8.1(b) shall be deemed to constitute an acceptance of such offer by such holder. Not earlier than 7 Business Days prior to the date fixed for prepayment, the Company shall give written notice to each holder of the Notes of those holders who have given notices of acceptance of, or are deemed to have accepted, the Company's offer, and the principal amount of Notes held by each, and thereafter any holder may change its response to the Company's offer by written notice to such effect delivered to the Company not less than 3 Business Days prior to the date fixed for prepayment. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of the Modified Make-Whole Amount as of the specified prepayment date. If any holder of Notes objects to such calculation by written notice to the Company, the Make-Whole Amount calculated by such holder and specified in such notice shall be final and binding on the Company, absent manifest error, with respect to the prepayment of the Notes held by all holders.

                 The obligation of the Company to prepay Notes pursuant to the offers required by, and accepted in accordance with, this paragraph (b) is subject to the effectiveness of the Change of Control Event in respect of which such offers and acceptances shall have been made. In the event that the Effective Date of the Change of Control does not occur on the proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the Effective Date of the Change of Control. The Company shall keep each holder of Notes reasonably and timely informed of
     (i) any such deferral of the date of prepayment, (ii) the expected Effective Date of the Change of Control and (iii) any determination by the Company that efforts to consummate the change of control constituting the Change of Control Event have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.1(b) shall be deemed rescinded).

                 (c) If Excess Net Proceeds from Dispositions subject to Section
     10.3 at any time exceed $5,000,000, the Company, upon notice as provided below, shall offer to prepay Notes in a principal amount equal to the amount of such Excess Net Proceeds at 100% of the principal amount thereof and without payment of the Make-Whole Amount or any premium. The Company shall give notice of any offer to prepay the Notes to each holder of the Notes within 3 Business Days after any Responsible Officer has knowledge that Excess Net Proceeds exceed $5,000,000. Such notice shall specify (i) the date fixed for prepayment which, to the extent practicable, shall be not less than 30 or more than 60 calendar days after the date of such notice, (ii) the interest to be paid on the prepayment date with respect to such principal amount being prepaid and (iii) the date by which any holder of a Note that wishes to accept such offer must deliver notice thereof to the Company which shall not be later than 10 Business Days prior to the date fixed for prepayment. Not earlier than 7 Business Days prior to the date fixed for prepayment, the Company shall give written notice to each holder of the Notes of those holders who have given notices of acceptance of the Company's offer, and the principal amount of Notes held by each, and thereafter any holder may change its response to the Company's offer by written notice to such effect delivered to the Company not less than 3 Business Days prior to the date fixed for prepayment.

8.2. Optional Prepayments with Make-Whole Amount

                 The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in a principal amount not less than $2,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. If any holder of Notes objects to such calculation by written notice to the Company, the Make-Whole Amount calculated by such holder and specified in such notice shall be final and binding on the Company, absent manifest error, with respect to the prepayment of the Notes held by all holders.

8.3.  Allocation of Partial Prepayments

                 In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.  Maturity; Surrender, etc

                 In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and the Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.  Purchase of Notes

                 The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.  Make-Whole Amount.

                 The term "Make-Whole Amount" and "Modified Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that
                                                                 --------
neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. For the purposes of determining the Make-Whole Amount and Modified Make-Whole Amount, the following terms have the following meanings:

                 "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                 "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                 "Reinvestment Yield" means, with respect to the Called Principal of any Note, the sum of (i)(A) 0.50% if determining the Make-Whole Amount or (B) 1.20% if determining the Modified Make-Whole Amount, plus (ii) the yield to maturity implied by (y) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the Bloomberg Financial Markets System (page USD) (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) for actively traded United States Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (z) if such yields are not
                                                      -
     reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill
                                           -
     quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded
                   -                                  -
     U.S. Treasury security with the final maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury
                                     -
     security with the final maturity closest to and less than the Remaining Average Life.

                 "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the
                           -                              --
     products obtained by multiplying (a) the principal component of each
                                       -
     Remaining Scheduled Payment with respect to such Called Principal by (b)
                                                                           -
     the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                 "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is
                                      --------
     not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
     Section 8.1, 8.2 or 12.1.

                 "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 or 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.   AFFIRMATIVE COVENANTS

                 The Company covenants that so long as any of the Notes are outstanding:

9.1.  Compliance with Law

                 The Company will and will cause each Subsidiary to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.  Insurance

                 The Company will and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.  Maintenance of Properties

                 The Company will and will cause each Subsidiary to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any
       --------
Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.  Payment of Taxes and Claims

                 The Company will and will cause each Subsidiary to file all tax returns required to be filed in any applicable jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided
                                                                        --------
that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by
              -
the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.  Corporate Existence, etc.

                 The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each Subsidiary (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

10.  NEGATIVE COVENANTS.

                 The Company covenants that so long as any of the Notes are outstanding:

10.1.  Transactions with Affiliates.

                 The Company will not, and will not permit any Subsidiary to, enter into, directly or indirectly, any transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.2.  Merger, Consolidation, etc.

                 The Company will not and will not permit any Subsidiary to consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

                 (a) the Company may consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person other than a Subsidiary, provided that:

                     (i) the successor formed by such consolidation or the
                 survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United

                 States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation (x) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (y) shall have caused to be delivered to each holder of any Notes an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                     (ii) immediately before and after giving effect to such transaction, no Default or Event of Default shall exist; and

                     (iii) after giving effect to such transaction, the Company or such successor corporation could incur at least $1.00 of additional Indebtedness pursuant to Section 10.6(e); and

                 (b) Any Subsidiary may (i) merge into the Company (provided that the Company is the surviving corporation) or another Subsidiary or (ii) sell, transfer or lease all or any part of its assets to the Company or another Subsidiary, or (iii) merge with any Person which, as a result of such merger, becomes a Subsidiary; provided in each
                                                            --------
          instance set forth in clauses (i) through (iii) that the Company owns shares of Voting Stock in the surviving Subsidiary representing the same or greater percentage of the combined voting power of each outstanding class of Voting Stock as the Company owned in the Subsidiary that merges or disposes of its assets and that immediately before and after giving effect thereto there shall exist no Default or Event of Default and the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 10.6(e).

No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

10.3.  Sale of Assets.

       Except as permitted by Section 10.2, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise (including by way of merger) dispose of (collectively a "Disposition") any assets, including any shares of capital stock of Subsidiaries, in one or a series of transactions, other than in the ordinary course of business, to any Person, except to the Company or a Wholly-Owned Subsidiary, unless (i) no Default or Event of Default has occurred and is continuing and (ii) (A) immediately after giving effect to such Disposition the Company could incur $1.00 of additional Indebtedness or (B) the net proceeds of such Disposition are (1) reinvested in productive assets of at least equivalent value to be used in a manner consistent with the business of the Company and its Subsidiaries as described in the

Memorandum, or (2) applied to reduce outstanding Indebtedness (other than Indebtedness that by its terms is subordinate to the Notes or Indebtedness owed to the Company or any Affiliate of the Company) of the Company or its Subsidiaries. If Net Proceeds of Dispositions not applied pursuant to clause
(ii)(B) of the preceding sentence within 360 days of such Disposition ("Excess Net Proceeds") at any time exceed $5,000,000 on a cumulative basis, the Company shall offer to prepay the Notes pursuant to Section 8.1(c). If less than all of the Excess Net Proceeds are applied pursuant to Section 8.1(c) because holders of insufficient principal amount of the Notes accept such offer, the balance of such Excess Net Proceeds remaining shall cease to be deemed Excess Net Proceeds for any purpose and may be used by the Company for general corporate purposes.

10.4.  Liens

          The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

          (a) Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in Schedule 10.4;

          (b) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith by appropriate proceedings and as to which the Company has established adequate reserves on its books in accordance with GAAP;

          (c) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed, such Liens are being contested in good faith by appropriate proceedings and as to which the Company has established adequate reserves on its books in accordance with GAAP;

          (d) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money (including, but not limited to, encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property, defects in title and landlord's, lessor's, carrier's, warehousemen's, mechanics', materialmen's and other similar liens) that in the aggregate do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole or materially impair the use or value of the property or assets subject thereto;

          (e) Liens securing Indebtedness of a Subsidiary to the Company or to a Wholly-Owned Subsidiary;

          (f) Liens (i) existing on property at the time of its acquisition by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction thereof to secure or provide for all or a portion of the purchase price or cost of construction of such property; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and
      (iii) such Liens do not extend to other property of the Company or any Subsidiary and that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed 80% of the lesser of the fair market value or cost of acquisition or construction of the property subject thereto;

          (g) Additional Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (f) above, provided that at the time of creation, assumption or incurrence thereof and immediately after giving effect thereto and to the application of the proceeds therefrom, the sum (without duplication) of the outstanding principal amount of Indebtedness of the Company and its Subsidiaries secured by Liens does not exceed 10% of Consolidated Net Worth; and

          (h) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraphs (a) and (f), provided that there is no increase in the principal amount of Indebtedness secured thereby at the time of extension, renewal or replacement and any new Lien attaches only to the same property theretofore subject to such earlier Lien.

10.5. Negative Pledges.

         The Company will not, and will not permit any Subsidiary to, enter into any agreement other than this Agreement and the New Credit Agreement which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien on its properties, assets or revenues, whether now owned or hereafter acquired; provided the Company may enter into
                                         --------
such an agreement in connection with the incurrence or assumption of a Lien permitted by Section 10.4(f) so long as the prohibitions and limitations of such agreement are limited by their terms to the property subject to such Lien.

10.6. Indebtedness.

         The Company will not, and will not permit any Subsidiary to, create, assume, incur or otherwise become liable for, directly or indirectly, any Indebtedness other than:

         (a)  the Notes;

         (b) Indebtedness not exceeding $20,000,000 in aggregate principal amount from time to time outstanding under the New Credit Agreement;

          (c) Consolidated Indebtedness of the Company and its Subsidiaries outstanding on the date of Closing and described in Schedule 5.15;

          (d) Indebtedness of a Subsidiary owed to the Company or another Wholly-Owned Subsidiary;

          (e) additional Indebtedness, provided that, (i) after giving effect thereto and to the application of the proceeds thereof and (ii) as of the end of each fiscal quarter of the Company thereafter, Consolidated Indebtedness does not exceed 55% of Consolidated Total Capitalization; and

          (f) renewals, extensions, substitutions, refinancings or replacements of Indebtedness permitted by paragraphs (a), (c) and (d) above, provided there is no increase in the principal amount of such Indebtedness at the time of such renewal, extension, substitution, refinancing or replacement.

10.7. Indebtedness and Preferred Stock of Subsidiaries.

          The Company will not permit any Subsidiary to create, assume, incur, issue, or in any manner be or become liable in respect of any Indebtedness or Preferred Stock, other than:

          (a) Indebtedness and Preferred Stock of Subsidiaries outstanding on the Closing Date and described in Schedule 5.15, and renewals, extensions, substitutions, refinancings or replacements thereof without materially more onerous terms and restrictions, provided there is no increase in the principal amount of such Indebtedness or liquidation value of such Preferred Stock at the time of such renewal, extension, substitution, refinancing or replacement;

          (b) Indebtedness or Preferred Stock owed or issued to the Company or another Wholly-Owned Subsidiary; and

          (c) Additional Indebtedness and Preferred Stock, provided that (i) such Indebtedness or Preferred Stock is permitted by Section 10.6(e) and
      (ii) the aggregate principal amount of Indebtedness and the aggregate liquidation value of Preferred Stock of Subsidiaries outstanding (other than Indebtedness and Preferred Stock referred to in paragraph (b)) does not exceed 10% of Consolidated Net Worth.

10.8. Interest Coverage.

          The Company will not at any time permit the ratio of EBITDA to Consolidated Interest Expense for the immediately preceding four fiscal quarters, ending on the last day of each fiscal quarter, to be less than 3.0 to 1.0.

10.9.  Fixed Charge Ratio.

         The Company will not at any time permit the ratio of (i) EBITDA plus one-third of Consolidated Rental Expense to (ii) Consolidated Fixed Charges, for the immediately preceding four fiscal quarters ending on the last day of each fiscal quarter to be less than 2.50 to 1.00.

10.10. Consolidated Net Worth.

         The Company will not permit Consolidated Net Worth at any time to be less than $52,500,000 plus the cumulative sum of 50% of Consolidated Net Income (without reduction for any losses) for each fiscal quarter ending after March 31, 1996.

10.11. Restricted Payments.

         The Company will not:

         (a) Declare or pay any dividend (other than dividends payable solely in common stock of the Company);

         (b) Make any other distribution on or with respect to any class of the Company's capital stock (other than distributions consisting solely of common stock of the Company); or

         (c) Acquire, redeem or retire, or permit any Subsidiary to acquire, any shares of the Company's capital stock (unless acquired, redeemed or retired solely in exchange for common stock of the Company) (all such non-permitted declarations, payments, distributions, acquisitions, redemptions and retirements covered by foregoing clauses (a) through (c) being referred to as "Restricted Payments"); or

         (d) make, or permit any Subsidiary to make, any Restricted Investment;

unless immediately after giving effect thereto (i) the sum of all Restricted Payments and Restricted Investments during the period from March 31, 1997 to and including the date of the Restricted Payment or Restricted Investment in question would not exceed the sum of: (A) $7,500,000, plus (B) 50% of cumulative Consolidated Net Income (or minus 100% of any deficit) for the period beginning on April 1, 1997 and ending on the date of such Restricted Payment or Restricted Investment, plus (C) the net cash proceeds from the issuance or sale of common stock of the Company after March 31, 1997, (ii) no Default or Event of Default exists or would exist, and (iii) the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 10.6 (e).

10.12. No Limitations on Subsidiaries.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur or permit to exist any restriction of any kind (other than restrictions imposed by law) on the ability of any Subsidiary to (i) pay dividends or make any other distribution to the Company or any other stockholder, (ii) pay any Indebtedness owed to the Company or any other Subsidiary, (iii) make loans or advances to the Company, (iv) transfer any of its property or assets to the Company or (v) merge or consolidate with the Company or liquidate.

10.13. Disposition of Stock of Subsidiaries.

          The Company will not, and will not permit any Subsidiary to, issue, sell or transfer capital stock of a Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary if such issuance, sale or transfer would cause it to cease to be a Subsidiary, unless (i) all shares of capital stock of such Subsidiary and all Indebtedness of such Subsidiary owned by the Company and by every other Subsidiary shall simultaneously be sold, transferred or otherwise disposed of, (ii) such Subsidiary does not thereafter own any shares of capital stock or Indebtedness of the Company or another Subsidiary and (iii) such sale would not be prohibited under Section 10.3.

10.14. Nature of Business.

          The Company will not, and will not permit any Subsidiary to, engage to any substantial extent in any business other than the businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement as described in the Memorandum and businesses reasonably related thereto or in furtherance thereof.

11.    EVENTS OF DEFAULT

          An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.14, or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a),
       (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual
                                     -
       knowledge of such default and (ii) the Company receiving written notice
                                      --
       of such default from any holder of a Note; or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) the Company or any Subsidiary is in default in the performance of or compliance with any term of the New Credit Agreement and such default continues beyond any period of grace provided with respect thereto or, in the case of a default in the payment of any principal of any loan or any letter of credit reimbursement obligation under the New Credit Agreement, such default continues for 2 days; or

          (g) (i) the Company or any Subsidiary is in default (as principal or
               -
       as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under the New Credit Agreement) that is outstanding in an individual principal amount of at least $2,000,000 or in an aggregate principal amount of $3,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in
                            --
       the performance of or compliance with any term of any evidence of any Indebtedness (other than the New Credit Agreement) in an individual outstanding principal amount of at least $2,000,000 or evidences of Indebtedness in an aggregate principal amount of $3,000,000, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or one or more Persons are entitled to declare such Indebtedness to be, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a
                                                            ---
       consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the
                                                                          -
       Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an individual outstanding principal amount of at least $2,000,000 or an aggregate outstanding principal amount of at least $3,000,000, or (y) one or more Persons have the right to require
                             -
       the Company or any Subsidiary so to purchase or repay such Indebtedness;
       or

          (h) the Company or any Subsidiary (i) is generally not paying, or
                                             -
       admits in writing its inability to pay, its debts as they become due,
       (ii) files, or consents by answer or otherwise to the filing against it
        --
       of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its
                             ---
       creditors, (iv) consents to the appointment of a custodian, receiver,
                   --
       trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as
                                                         -
       insolvent or to be liquidated, or (vi) takes corporate action for the
                                          --
       purpose of any of the foregoing; or

          (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

          (j) a final judgment or judgments for the payment of money aggregating in excess of $2,500,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding
                 ---
       standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent
                                                        ----
       to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the
                                                                 -----
       aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall be Material, (iv) the Company or any ERISA
                                                  ----
       Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the
                                                                  ---
       Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or
       (vi) the Company or any Subsidiary establishes or amends any employee
       ----
       welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
       (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (l) there are substantial changes in senior management of the Company and the former senior managers have not been replaced by other senior managers acceptable to the Required Holders.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.    REMEDIES ON DEFAULT, ETC.

12.1.  Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause
       (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of
       Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and
                                                        -
unpaid interest thereon and (y) the Make-Whole Amount determined in respect of
                             -
such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  Other Remedies.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  Rescission.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of at least 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a)
                                                                             -
the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default
                                                        -
and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of
                 -
any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  No Waivers or Election of Remedies, Expenses, etc.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  Registration of Notes.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  Transfer and Exchange of Notes.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary
                                                      --------
to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.


13.3.  Replacement of Notes.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a)  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note
                                      --------
       is, or is a nominee for, an original Purchaser or another holder of a
       Note that is an Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or


          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    PAYMENTS ON NOTES.

14.1.  Place of Payment.

          Subject to Section 14.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Burlington, New Jersey at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.  Home Office Payment.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.    EXPENSES, ETC.

15.1.  Transaction Expenses.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining
 -
whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b)
                                                                             ---
the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).


15.2.  Survival

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.    AMENDMENT AND WAIVER

17.1.  Requirements

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the
                               -
provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of
              -
the holder of each Note at the time outstanding affected thereby, (i) subject to
                                                                   -
the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the
                                                                --
percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of
                                                         ---
Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.  Solicitation of Holders of Notes.

          (a) Solicitation.  The Company will provide each holder of the Notes
              ------------
       (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment.  The Company will not directly or indirectly pay or cause
              -------
       to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  Binding Effect, etc.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  Notes held by Company, etc.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a
                  -
confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt
                       -
requested (postage prepaid), or (c) by a recognized overnight delivery service
                                 -
(with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Vice President, Finance, or at such other address as the Company shall have specified to the holder of each Note in writing, with a copy (provided that failure to provide such copy shall not impair such notice) to, Edward H. Cohen, Rosenman & Colin, 1301 Avenue of the Americas, New York, NY 10019.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be
             -
executed, (b) documents received by you at the Closing (except the Notes
           -
themselves), and (c) financial statements, certificates and other information
                  -
previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "Confidential Information" means written information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that
                                                                  --------
such term does not include information that (a) was publicly known or otherwise
                                             -
known to you prior to the time of such disclosure, (b) subsequently becomes
                                                    -
publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the
         -
Company or any Subsidiary or (d) constitutes financial statements delivered to
                              -
you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose
                                --------
Confidential Information to (i) your trustees, directors, officers, employees,
                             -
agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii)
                                                                             --
your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any
                           ---                                 --
Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security
                   -
of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
 --
(vii) the National Association of Insurance Commissioners or any similar
 ---
organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which
                                                ----
such delivery or disclosure may be necessary or appropriate (w) to effect
                                                             -
compliance with any law, rule, regulation or order applicable to you, (x) in
                                                                       -
response to any subpoena or other legal process, (y) in connection with any
                                                  -
litigation to which you are a party or (z) if an Event of Default has occurred
                                        -
and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.    SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.    MISCELLANEOUS.

22.1.  Successors and Assigns.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.  Payments Due on Non-Business Days.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.  Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.  Construction.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.  Counterparts

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.  Governing Law

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                              *    *    *    *    *

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                    Very truly yours,

                                    FRANKLIN ELECTRONIC PUBLISHERS,
                                         INCORPORATED


                                    By: /s/  Kenneth H. Lind
                                        ----------------------------------------
                                    Title:  Vice President-Finance


The foregoing is agreed
to as of the date thereof.


THE NORTHWESTERN MUTUAL LIFE
     INSURANCE COMPANY


By: /s/ J. Thomas Christofferson
    ------------------------------
Title: Vice President


ALEXANDER HAMILTON LIFE INSURANCE
     COMPANY OF AMERICA


By: /s/ James E. McDonald, Jr.
    ------------------------------
Title: Second Vice President


PACIFIC MUTUAL LIFE INSURANCE COMPANY


By: /s/ William R. Schmidt
    ------------------------------
Title: Assistant Vice President

                                                                      SCHEDULE A
                                                                      ----------

                       INFORMATION RELATING TO PURCHASERS

                                                           Principal Amount of
Name and Address of Purchaser                             Notes to be Purchased
-----------------------------                             ---------------------

THE NORTHWESTERN MUTUAL LIFE                                  $22,000,000.00
  INSURANCE COMPANY

(1)  All payments by wire transfer
     of immediately available funds to:

         Bankers Trust Company
         16 Wall Street
         Insurance Unit - 4th Floor
         New York, NY  10005
         ABA #021-001-033

         For the account of:

         The Northwestern Mutual Life Insurance Company

         with sufficient information
         to identify the source and
         application of such funds.

(2)  All confirmations of payments
     and wire transfers:

         The Northwestern Mutual Life Insurance Company
         720 East Wisconsin Avenue
         Milwaukee, WI  53202
         Attn: Investment Operations
         Fax Number: (414) 299-5714

(3)  All other communications:

         The Northwestern Mutual Life Insurance Company
         720 East Wisconsin Avenue
         Milwaukee, WI  53202
         Attn: Securities Department
         Fax Number: (414) 299-7124

Tax Identification No. 39-0509570

                                  Schedule A

                       INFORMATION RELATING TO PURCHASERS

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------

ALEXANDER HAMILTON LIFE INSURANCE                                $10,000,000
  COMPANY OF AMERICA

(1)  All payments by wire transfer
     of immediately available funds to:

         Alexander Hamilton Life Insurance
           of America
         c/o The Bank of New York
         ABA #021 000 018  BNF:  IOC566
         Attention P & I Department

         with sufficient information
         to identify the source and
         application of such funds.

(2)  All notices of payments and written
     confirmations of such wire transfers:

         Alexander Hamilton Life Insurance
           of America
         c/o The Bank of New York
         Attention:  P & I Department
         P.O. Box 19266
         Newark, New Jersey  07195

         with a copy to the address specified
         in item (3) below

(3)  All other communications:

         Alexander Hamilton Life Insurance Company of America
         P.O. Box 21008
         Greensboro, NC  27420
         Attention:  Securities Administration - 3630

         (For hand delivery:  100 North Greene Street,
         Zip Code 27401)

Tax Identification No. 56-1311063

                                  Schedule A

                       INFORMATION RELATING TO PURCHASERS

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to be Purchased
-----------------------------                              ---------------------

PACIFIC MUTUAL LIFE INSURANCE COMPANY                          $8,000,000.00

(1)  All payments by wire transfer
        of immediately available
        funds to:

        The Chase Manhattan Bank
        ABA#021-000-021
        A/C 900-9-0022006
        BBK=Chase Manhattan Bank/SSTO
        A/C Name:  Pacific Mutual General Account
        Sub A/C#:  47363300
        Ref:  Security Description & PPN

        with sufficient information
        to identify the source and
        application of such funds.

(2)  All notices of payments and
        written confirmations of such
        wire transfers:

        The Chase Manhattan Bank
        P.O. Box 456
        Wall Street Station
        New York, NY  10005

(3)  All other communications:

        Pacific Mutual Life Insurance Company
        700 Newport Center Drive
        Newport Beach, CA  92660-6397

Tax Identification No. 13-6065575

Note to be registered in the name of
its nominee:  Atwell & Co.

                                  Schedule A

                                                                      SCHEDULE B
                                                                      ----------


                                 DEFINED TERMS
                                 -------------

        As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

        "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

        "Business Day" means (a) for the purposes of Section 8.6 only, any day
                              -
other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any
                                                   -
other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, or Chicago are required or authorized to be closed.

        "Called Principal" is defined in Section 8.6.

        "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

        "Change of Control Event" means, the (i) acquisition through purchase or otherwise by any Person, or group of Persons acting in concert, directly or indirectly, in one or more transactions, of beneficial ownership or control of securities representing more than 50% of the combined voting power of the Company's Voting Stock (including the agreement to act in concert by Persons who beneficially own or control securities representing more than 50% of the combined voting power of the Company's Voting Stock), (ii) expiration, without withdrawals reducing such percentage to 50% or less, of ten days following the date on which shares representing more than 50% of the combined voting power of the Company's Voting Stock have

                                  Schedule B
been tendered pursuant to a tender offer by any Person for securities representing more than 50% of the combined voting power of the Company's Voting Stock, whether or not such securities are purchased pursuant to such tender offer, or (iii) entering into by the Company of a written agreement providing for or contemplating an acquisition described in clause (i) or (ii) hereof. The date on which an acquisition described in the first sentence hereof occurs is referred to as the "Effective Date of the Change of Control."

        "Closing" is defined in Section 3.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

        "Company" means Franklin Electronic Publishers, Inc., a Pennsylvania corporation.

        "Confidential Information"  is defined in Section 20.

        "Consolidated Fixed Charges" means, for any period, the sum of (i) Consolidated Interest Expense for such period and (ii) one-third of Consolidated Rental Expense for such period.

        "Consolidated Indebtedness" means Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, for any period, the consolidated interest expense (including imputed interest on Capitalized Lease Obligations) of the Company and its Subsidiaries for such period determined in accordance with GAAP.

        "Consolidated Net Income" means, for any period, the net income (or deficit) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding in any event (a)
                                                                        -
earnings or losses attributable to minority interests, (b) net losses or
                                                        -
undistributed net income of any Person (other than a Subsidiary) in which the Company has an ownership interest; (c) net losses or undistributed net income of
                                    -
any Subsidiary accrued prior to the date it became a Subsidiary; (d)
                                                                  -
extraordinary, unusual, or nonrecurring gains or losses; (e) gains or losses
                                                          -
resulting from the write-up or write down of assets other than in the ordinary course of business; (f) earnings of any Subsidiary unavailable for payment to
                     -
the Company; and (g) the amount of reversals of any contingency reserves not
                  -
created during such period.

        "Consolidated Rental Expense" means, for any period, the Rentals (other than Rentals under Capital Leases) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                                  Schedule B

        "Consolidated Net Worth" means the consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP.

        "Consolidated Total Capitalization" means, as of any date of determination, the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth, in each case as of the most recently completed fiscal quarter of the Company.

        "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

        "Default Rate" means that rate of interest that is the greater of
(i) 2.00% per annum above the rate of interest stated in clause (a) of the first
 -
paragraph of the Notes or (ii) 2.00% over the rate of interest publicly
                           --
announced by The Chase Manhattan Bank in New York City as its "base" or "prime" rate.

        "Discounted Value" is defined in Section 8.6.

        "EBITDA" means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in determining such Consolidated Net Income, (i) depreciation and amortization expense, (ii) any other non-cash charges reduced by the amount of any cash payouts during such period of non-cash charges from prior periods, (iii) income tax expense, (iv) the amount of any extraordinary, unusual, or nonrecurring losses, and (v) the amount of any losses arising from the sale or other disposition of assets, other than in the ordinary course of business, less, to the extent added in determining such Consolidated Net Income, (y) the amount of any extraordinary, unusual, or nonrecurring gains and (z) the amount of any gains arising from the sale or other disposition of assets, other than in the ordinary course of business.

        "Environmental Laws" means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

        "Event of Default" is defined in Section 11.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                                  Schedule B

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

        "Governmental Authority"  means

        (a)     the government of

                (i) the United States of America or any State or other political subdivision thereof, or

                (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

        (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

        "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

        (a) to purchase such indebtedness or obligation or any property constituting security therefor;

        (b)  to advance or supply funds (i) for the purchase or payment of such
                                         -
    indebtedness or obligation, or (ii) to maintain any working capital or
                                    --
    other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

        (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

        (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                                  Schedule B

        "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

        "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

        "Indebtedness" with respect to any Person means, at any time, without duplication,

        (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

        (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

        (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

        (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

        (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), except those representing performance guarantees;

        (f)  Swaps of such Person; and

        (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

        "Institutional Investor" means (a) any original purchaser of a Note,
                                        -
(b) any holder of a Note holding more than 2.0% of the aggregate principal
 -
amount of the Notes then

                                  Schedule B
outstanding, and (c) any bank, trust company, savings and loan association or
                  -
other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

        "Investment" means any investment made, in cash or by delivery of property, directly or indirectly, by any Person (i) in any other Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise, or (ii) in any property.

        "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

        "Make-Whole Amount" is defined in Section 8.6.

        "Modified Make-Whole Amount" is defined in Section 8.6.

        "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

        "Material Adverse Effect" means a material adverse effect on (a) the
                                                                      -
business, operations, affairs, financial condition, assets or properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) the
                                                                    -
ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
           -

        "Memorandum" is defined in Section 5.3.

        "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

        "Net Proceeds" means, in connection with any Disposition (including a sale and lease-back transaction) by the Company or any Subsidiary, the excess, if any, of the aggregate amount received in cash (including cash received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash is so received) over the sum of (i) the principal amount of and premium, if any, on any Indebtedness (other than Indebtedness that is assumed by the purchaser and the Notes) that is secured by or finances any asset subject to such Disposition and which is required to be and is repaid in connection with such Disposition, (ii) the out-of-pocket expenses incurred by the Company or any Subsidiary in connection with such Disposition and (iii) all taxes, including taxes measured by income, incurred as a result of such Disposition, calculated as if the Company and its Subsidiaries were a separate consolidated group for tax purposes and on the assumption that such Disposition

                                  Schedule B
was the only transaction in which the Company and its Subsidiaries engaged during the relevant period, without giving effect to any carryforwards, carrybacks or credits.

        "New Credit Agreement" means the Credit Agreement dated as of March 27, 1997 among the Company, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent.

        "Notes" is defined in Section 1.

        "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

        "Other Agreements" is defined in Section 2.

        "Other Purchasers" is defined in Section 2.

        "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

        "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

        "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

        "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

        "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

        "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

        "Reinvestment Yield" is defined in Section 8.6.

        "Rentals" means, as of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the

                                  Schedule B
lease or surrender of the property) payable by the Company or any Subsidiary, as lessee or sublessee under any lease of real or personal property, but exclusive of any amounts required to be paid (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of the actual rents paid by the lessee.

        "Required Holders" means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

        "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

        "Restricted Investments" means any Investment of the Company and its Subsidiaries other than:

        (a)  property or assets to be used or consumed in the ordinary course
         -
    of business;

        (b)  current assets arising from the sale of goods and services in the
         -
   ordinary course of business;

        (c)  Investments in Wholly-Owned Subsidiaries;
         -

        (d)  Investments in a Person which, as a result thereof, becomes a
         -
    Wholly-Owned Subsidiary;

        (e)  Advances not exceeding $1,000,000 in the aggregate at any time to
         -
    officers and employees in the ordinary course of business;

        (f)  Investments in:
         -

             (i)  commercial paper and loan participations maturing in 270 days
              -
        or less from the date of issuance which at the time of acquisition are rated in one of the top two rating classifications by at least one credit rating agency of recognized national standing;

             (ii) certificates of deposit or banker's acceptances maturing
              --
        within two years from the date of acquisition issued by commercial banks
        (A) having capital, surplus and undistributed profits (or their equivalent) of at least $100,000,000, or (B) assets of at least $1,000,000,000;

                                  Schedule B

             (iii)  obligations maturing within two years from the date of
              ---
        acquisition (A) of or fully guaranteed by the United States of America or an agency thereof or (B) of a foreign government of at least comparable credit quality;

             (iv)  repurchase agreements, having a term of not more than 90
              --
        days and fully collateralized with obligations of the type described in clause (iii), with a bank satisfying the requirements of clause (ii);
                   ---                                                      --

             (v)  money market mutual funds primarily investing in Investments
              -
        described in foregoing clauses (i) through (iv); and
                                        -           --

        (g)  Investments in addition to those described in paragraphs (a)
                                                                       -
    through (f), provided that the aggregate outstanding amount of such
             -
    Investments do not at any time exceed 15% of Consolidated Net Worth.

For purposes of this Agreement, an Investment shall be valued at the lesser of
(i) cost and (ii) the value at which such Investment is to be shown on the books
 -            --
of the Company and its Subsidiaries in accordance with GAAP.

        "Restricted Payment" is defined in Section 10.11.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

        "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

        "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making

                                  Schedule B
such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Voting Stock" means capital stock of any class of a corporation having power to vote for the election of members of the board of directors of such corporation, or persons performing similar functions.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                  Schedule B

                                                                       EXHIBIT 1
                                                                       ---------


                                 [FORM OF NOTE]

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED


                      7.71% SENIOR NOTE DUE MARCH 31, 2007

No. [_____]                                                             [Date]

$_______________                                               PPN 353515 A* O

         FOR VALUE RECEIVED, the undersigned, FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (herein called the "Company"), a corporation organized and existing under the laws of the State of Pennsylvania, hereby promises to pay to [name of purchaser] or registered assigns, the principal sum of _______________ DOLLARS on March 31, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.71% per
                       -
annum from the date hereof, payable semiannually, on March 31 and September 30 of each year, commencing with the March 31 or September 30 next succeeding the date hereof (except that the first interest payment date shall be September 30,
1997), until the principal hereof shall have become due and payable and (b) to
                                                                         -
the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount and Modified Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.91% or (ii) 2%,
                                                          -            --
respectively over the rate of interest publicly announced by The Chase Manhattan Bank from time to time in New York City as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount or Modified Make Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Burlington, New Jersey or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of March 27, 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
         -
Section 20 of the Note Purchase Agreements and (ii) to have made the
                                                --
representation set forth in Section 6.2 of the Note Purchase Agreements.

                                   Exhibit 1

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount and Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Agreement shall be construed and enforced in accordance with, and the rights of parties shall be governed by, the law of the State of New York excluding choice-of-law principles of such State that would require the application of the laws of a jurisdiction other than such State.

                                       FRANKLIN ELECTRONIC PUBLISHERS,
                                            INCORPORATED


                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                   Exhibit 1

                                                               EXHIBIT 4.4(a)(i)

                           FORM OF OPINION OF COUNSEL
                                 TO THE COMPANY

                                Exhibit 4.4(a)

                                                              EXHIBIT 4.4(a)(ii)

                           FORM OF OPINION OF COUNSEL
                                 TO THE COMPANY

                                Exhibit 4.4(a)

                                                                  EXHIBIT 4.4(b)

                       FORM OF OPINION OF SPECIAL COUNSEL
                               TO THE PURCHASERS


    The opinion of Gardner, Carton & Douglas, special counsel to the Purchasers, shall be to the effect that:

    1. The Company is a corporation validly existing in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

    2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

    3. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

    4. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

    5. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by the Company of the Agreement or the lawful offering, issuance and sale by the Company of the Notes, and no designation, filing, declaration, registration and/or qualification with any governmental authority is required in connection with the offer, issuance and sale of the Notes by the Company.

The opinion of Gardner, Carton & Douglas also shall state that the legal opinion of Rosenman & Colin, counsel for the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to it, and, in its opinion, the Purchasers and it are justified in relying thereon. Gardner, Carton & Douglas may rely, as to matters of New York law, on the opinion of Rosenman & Colin and, as to matters of Pennsylvania law, on the opinion of Gregory Winsky, Esq., General Counsel of the Company.

                                       2

                                Exhibit 4.4(a)